UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 01, 2026

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2026 Trex Company, Inc. (Company), as borrower; Bank of America, N.A. (BOA), as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association (Wells Fargo), and TD Bank, N.A., as Co-Syndication Agents, PNC Bank, National Association, as Documentation Agent, Truist Bank, and Atlantic Union Bank (each, a Lender and collectively, the Lenders), arranged by BofA Securities, Inc. as Joint Lead Arranger and Sole Bookrunner, Wells Fargo Securities LLC, TD Bank, N.A., and PNC Capital Markets LLC, as Joint Lead Arrangers, entered into a Credit Agreement (Credit Agreement) to amend and restate the Credit Agreement dated as of May 18, 2022, as amended (the Prior Credit Agreement), by and among the Company as borrower, BOA as a Lender, Administrative Agent, Swing Line Lender, and L/C Issuer; TD Bank, N.A. as a Lender and Syndication Agent; and Regions Bank, PNC Bank, National Association and Wells Fargo Bank, National Association (each, a “Lender” and collectively, the “Lenders”), arranged by BofA Securities, Inc. as Sole Lead Arranger and Sole Bookrunner. The Credit Agreement is given in amendment to, restatement of and substitution for the Prior Credit Agreement, and does not constitute a novation of any indebtedness or other obligations under the Prior Credit Agreement.

Credit Agreement

Under the Credit Agreement, the Lenders agreed to provide the Company with one or more Revolving Loans in a collective maximum principal amount of $700,000,000 (Loan Limit) throughout the term, which ends March 26, 2031 (Term). Previously, under the Prior Credit Agreement, BOA, TD Bank, N.A. as a Lender and Syndication Agent; and PNC Bank, National Association and Wells Fargo Bank, National Association agreed to provide the Company with one or more revolving loans in a collective maximum principal amount of $550,000,000 throughout the term, which would have ended on December 22, 2026 if not replaced by the Credit Agreement.

Included within the Loan Limit are sublimits for a Letter of Credit facility in an amount not to exceed $60,000,000; and Swing Line Loans in an aggregate principal amount at any time outstanding not to exceed $40,000,000. The proceeds of the Credit Extensions may be used (i) to refinance certain existing indebtedness of the Company, including under the Prior Credit Agreement, (ii) for working capital, capital expenditures, permitted acquisitions and other lawful corporate purposes, (iii) for the issuance of Letters of Credit, and (iv) to pay fees and expenses incurred in connection with the Credit Agreement.

The Notes and Interest Rates

The Notes provide the Company, in the aggregate, the ability to borrow an amount up to the Loan Limit during the Term. The Company is not obligated to borrow any amount under the Loan Limit. Within the Loan Limit, the Company may borrow, repay and reborrow at any time or from time to time while the Notes are in effect.

Base Rate Loans (as defined in the Credit Agreement) under the Revolving Loans and the Swing Line Loans accrue interest at the Base Rate plus the Applicable Rate (as defined in the Credit Agreement) and Term SOFR Loans or Term SOFR Daily Floating Rate Loan for the Revolving Loans accrue interest at the rate per annum equal to the sum of Term SOFR Loans/ Term SOFR Daily Floating Rate for such Interest Period plus the Applicable Rate (as defined in the Credit Agreement).

The Base Rate for any day is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by BOA as its prime rate, and (c) the Term SOFR plus 1.0% subject to certain interest rate floors.

The Applicable Rate means the following percentages per annum, based upon the Consolidated Debt to Consolidated EBITDA Ratio as set forth in the most recent Compliance Certificate received by BOA as the Administrative Agent and as set forth in the Credit Agreement:

Pricing Tier	Consolidated Ratio	Term SOFR Loans / Term SOFR Daily Floating Rate / Letter of Credit Fee	Base Rate Loans	Revolving Commitment Fee
1	≥2.50:1.00	1.75%	0.75%	0.25%
2	<2.50:1.00 but ≥2:00:1.00	1.50%	0.50%	0.20%
3	<2.00:1.00 but ≥1.50:1.00	1.25%	0.25%	0.15%
4	<1.50:1.00	1.00%	0.00%	0.125%

Repayment of all then outstanding principal, interest, fees and costs on the Revolving Loans is due on the last day of the Term. The Company may voluntarily prepay outstanding Loans at any time without premium or penalty, subject to customary breakage costs for Term SOFR Loans. If at any time the Total Revolving Outstandings exceed the Aggregate Revolving Commitments, the Company is required to immediately prepay outstanding Revolving Loans or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess. Upon the occurrence of certain Events of Default, the unpaid principal amount of all outstanding Loans, accrued interest and all other amounts may be declared immediately due and payable.

Letter of Credit Facility

The Letter of Credit facility provides that upon application by the Company, BOA shall issue to the Company’s credit one or more letters of credit in the aggregate amount of up to $60,000,000, or such lesser amount as may be required by law.

Default Rate

Upon the occurrence and during the continuance of an Event of Default, the applicable interest rate on all outstanding Obligations will increase by 2.00% per annum above the rate otherwise applicable (the "Default Rate").

Security and Pledge Agreement

Under the terms of the Security and Pledge Agreement, the Company, subject to certain permitted encumbrances, as collateral security for the above-stated loans and all other present and future indebtedness of the Company owing to the Lenders grants to BOA, as Administrative Agent for the Lenders, a continuing security interest in certain collateral, which includes the following: (a) all Accounts; (b) all Money; (c) all Chattel Paper; (d) certain Commercial Tort Claims; (e) all Copyrights; (f) all Copyright Licenses; (g) all Deposit Accounts; (h) all Documents; (i) all Equipment; (j) all General Intangibles; (k) all Goods; (l) all Instruments; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit Rights; (p) all Patents; (q) all Patent Licenses; (r) all Pledged Equity; (s) all Software; (t) all Supporting Obligations; (u) all Trademarks; (v) all Trademark Licenses; and (w) all Accessions and all Proceeds of any and all of the foregoing, all as more specifically described and defined in the Security and Pledge Agreement but excluding the Excluded Property (as defined in the Security and Pledge Agreement).

The security interests granted to BOA, as Administrative Agent in the Security and Pledge Agreement for the ratable benefit of the Lenders, secures: (a) the payment and performance of the Obligations; and (b) certain reasonable costs and expenses as more specifically described therein.

Financial Covenants

The Credit Agreement requires the Company to maintain (a) a Consolidated Interest Coverage Ratio of not less than 2.50 to 1.0 and (b) a Consolidated Debt to Consolidated EBITDA Ratio of not more than 3.75 to 1.0, each measured as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ended June 30, 2026. The maximum Consolidated Debt to Consolidated EBITDA Ratio is automatically increased to 4.25 to 1.0 for the Fiscal Quarter in which a qualifying Acquisition with cash consideration (including assumed or acquired Debt) of $75,000,000 or more occurs and each of the following four Fiscal Quarters (an "Adjustment Period"), subject to a limit of two Adjustment Periods during the term of the Credit Agreement.

The Credit Agreement also contains an equity cure mechanism, under which the Company may make cash equity contributions (funded with proceeds of common equity) to be included in the calculation of Consolidated EBITDA solely for purposes of determining compliance with the financial covenants, subject to certain conditions and limitations, including that in each consecutive four Fiscal Quarter period there must be at least two Fiscal Quarters in which no such contribution is made.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith files the following exhibits:

Exhibit Number	Description of Exhibit
4.1

Credit Agreement dated as of March 26, 2026 between the Company as borrower, Bank of America, N.A. (BOA), as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer; Wells Fargo Bank, National Association (Wells Fargo), and TD Bank, N.A., as Co-Syndication Agents, PNC Bank, National Association, as Documentation Agent, Truist Bank, and Atlantic Union Bank (each, a Lender and collectively, the Lenders), arranged by BofA Securities, Inc. as Joint Lead Arranger and Sole Bookrunner, Wells Fargo Securities LLC, TD Bank, N.A., and PNC Capital Markets LLC, as Joint Lead Arrangers.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	April 1, 2026	By:	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi Senior Vice President and Chief Financial Officer